SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 16, 1998 (Date of Earliest Event Reported: September 1, 1998)

                                RIGL CORPORATION
______________________________________________________________________________
             (Exact name of registrant as specified in its charter)

          Nevada                    0-24217                   85-0206668
______________________________________________________________________________
(State or other jurisdiction   (Commission File. No.)     (IRS Employer
of Incorporation)                                        Identification No.)

7501 North 16th Street - Suite 200
Phoenix, Arizona                                              85020
______________________________________________________________________________
(Address of Principal Executive Office)                      (Zip Code)

Registrant's Telephone Number, including Area Code: (602) 906-1924


______________________________________________________________________________
         (Former name or former address if changed since last report.)

ITEM 2. Acquisition or Disposition of Assets

RIGL Corporation, formerly Renaissance International Group, Ltd. announced that its wholly owned subsidiary RIGL Medical Systems, Inc. ("RMS") has acquired 100% of the common stock of Medical Resource Systems, Inc. ("MRS") for 100,000 shares of RIGL common stock. MRS is a medical billing company formed in 1993, and provides billing and collection services to hospital emergency rooms and physician practices in the Phoenix, Arizona area. Over each of the past three (3) fiscal years, MRS has generated over $600,000 in annual revenues. MRS will continue to be operated by its current management.

MRS has designed and implemented its own electronic billing and collection system. This system provides an end to end solution for physician claims. The system, which is integrated with a medical transcription company, and a medical bill coding company, provides both electronic support documentation and medical notes transcription that are required to fulfill electronic billing. The use of this system reduces overhead and allows MRS to operate with higher margins than other medical billing companies. The system designed by MRS will be integrated into RIGL's own Medical AMIRE technology providing the electronic billing module of the medical record management system scheduled for initial beta release in 1999.

According to RIGL President and C.O.O., Kevin Jones, "Medical Resource Systems, Inc. adds a key component to RIGL Medical Systems, Inc.'s physician practice organization. MRS provides a valuable service to physicians, while providing RMS with a vehicle to achieve greater economies of scale throughout its physician network through the centralization of billing and collection procedures. MRS also provides RMS with a stand alone service to offer physicians, independent of physician management services. MRS will also benefit from the additional marketing resources of RMS to promote its billing and collection services."

RIGL specializes in advanced hardware and software development of Asset Management and Information Retrieval Environments (AMIRE). The unique architecture is currently being developed for the medical and the multimedia/entertainment industries with numerous possibilities for future expansion into other industries. Utilizing the proprietary AMIRE(TM) information system and its Management Service Organization (MSO) network to oversee medical facility operation, RIGL offers medical practitioners a quality of life that relieves them from concerns over their business and allows them to focus solely on providing medical care. RIGL's MSO network offers practitioners technology and expertise in managing medical information and business operations increasing the resources available and improving the business environment in which they practice.

Except for the historical information contained herein, the matters set forth in this document are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risk and uncertainties that may cause actual results to differ materially. These forward-looking statements speak only as of the date hereof, and the company disclaims any intent or obligation to update these forward-looking statements.

Item 7.   Financial Statements of Business Acquired

It is impractical to provide required financial information at the time of this filing. The required financial information will be filed on or before November 15, 1998.

EXHIBIT INDEX

     A. Business Combination Agreement

     B. RIGL Warrants and Options

Signature:

By _____/s/___________
   John A. Williams
   As Chief fianancial Officer

                                    EXHIBIT A
                         BUSINESS COMBINATION AGREEMENT


This BUSINESS COMBINATION AGREEMENT (the "Agreement") is made and entered into on September 1, 1998, by and between RIGL CORPORATION, a Nevada corporation ("RIGL"), RIGL MEDICAL SYSTEMS, INC., a Nevada corporation ("RMS"), MEDICAL RESOURCE SYSTEMS, INC., an Arizona Corporation ("MRS"), and JOEL F. PATTERSON and MARIA O. PATTERSON (collectively "Shareholder").

                                    ARTICLE I
RECITALS

1.1.    Present Structure of RIGL and RMS.   The Common Stock of RIGL is
currently listed on the OTC Electronic Bulletin Board (the "OTC") which is governed by the National Association of Securities Dealers ("NASD"). RMS's headquarters are in Phoenix, Arizona. RMS is a wholly-owned subsidiary of RIGL.

1.2 Present Structure of MRS. MRS's headquarters are in Mesa, Arizona. Joel F. Patterson is the President, director of MRS. Shareholder owns a total of 100 shares of MRS Common Stock and is sole shareholder of MRS.

1.3 Structure of Acquisition. The parties have determined that it is in their respective best interests that RMS purchase all of the issued and outstanding capital stock of MRS from Shareholder.

NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE II
PURCHASE TERMS

2.1 Stock Purchase. At the Closing (as defined in Section 2.3 below), Shareholder shall sell, and RMS shall purchase, all of the issued and outstanding capital stock of MRS (the "MRS Stock") for the consideration set forth in Section 2.2 below.

2.2 Purchase Price. The purchase price for the MRS Stock (the "Purchase Price") shall be 100,000 restricted shares of the common stock of RIGL Corporation. At the Closing, Shareholder shall sign an investment letter in form and substance as set forth in Exhibit "A" attached hereto. RIGL shall have no obligation to either register Shareholder's shares of RIGL or provide a public or private market for such shares or any shares acquired by virtue of the exercise of any option granted to Shareholder.

2.3 Closing. RMS's purchase of the MRS Stock (the "Closing") shall take place at 2:00 p.m. on September 2, 1998 (the "Closing Date") or at such other time, date or place as shall be mutually agreed upon by the parties.

2.4 Delivery of Certificates. At the Closing, Shareholder shall deliver to RMS certificates (duly endorsed for transfer to RMS) for the MRS Stock, free and clear of any liens, security interests or other encumbrances.

2.5 Structure as of the Closing. Effective as of the Closing: (a) MRS shall be a wholly-owned subsidiary of RMS; and (b) RMS shall be a wholly-owned subsidiary of RIGL.

2.6 Other Assurances. If, at any time after the date hereof, RIGL or RMS shall be advised that any further assignments or assurances or any other acts or things are necessary or desirable to vest, perfect, confirm or record, in or to RIGL or RMS the title to the MRS Stock, Shareholder shall execute and deliver all such assignments, deeds, endorsements and assurances, and do such other reasonable things as may be requested by the Board of Directors of RIGL or RMS and are necessary or proper to vest, perfect or confirm title to the MRS Stock, and otherwise carry out the purposes of this Agreement.

                                     ARTICLE III
REPRESENTATIONS AND WARRANTIES OF RIGL AND RMS

     RIGL and RMS hereby jointly and severally represent and warrant to Shareholder as follows:

3.1 Organization and Qualification. Each of RIGL and RMS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power to carry on its business as now conducted and presently proposed to be conducted.

3.2 Authority Relative to This Agreement. Each of RIGL and RMS has the requisite corporate power and authority to enter into this Agreement to carry out its obligations hereunder. The execution and delivery of this Agreement by RIGL and RMS and the consummation by RIGL and RMS of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of RIGL and RMS, and no other corporate proceedings on the part of RIGL or RMS are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by RIGL and RMS and constitutes a valid and binding obligation of each, enforceable in accordance with its terms.

3.3 Consents and Approvals; No Violation. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a default under any provision of :

          a.   RIGL's or RMS's Articles of Incorporation or Bylaws;

          b.   any agreement, arrangement or understanding;

          c.   any license, franchise or permit; or

          d. any law, regulation, order, judgment or decree, which would be violated or breached, or in respect of which a right of termination or acceleration or any encumbrance on any of RIGL's or RMS's assets would be created, other than any such breaches or violations that will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of RIGL and its subsidiaries, taken as a whole.

Other than in connection with or in compliance with

          a.   the corporation laws of the States of Nevada and Arizona, and

               1.   the rules and regulations of the NASD, or

               2. U.S., securities laws or blue sky laws, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of RIGL or RMS for the consummation by RIGL and RMS of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of RIGL and its subsidiaries, taken as a whole.

3.4 Capitalization of RIGL and RMS. The authorized equity capitalization of RIGL consists of 50,000,000 shares of RIGL Common Stock, $.001 par value per share. As of the Closing Date, 12,273,842 shares of RIGL Common Stock will be issued and outstanding (all of which shares will be fully paid and nonassessable), except for 400,000 shares taken into treasury by RIGL from Harold Roberts, a director of RIGL, and no shares of RIGL Common Stock will have been repurchased by RIGL. Except as set forth on Exhibit "B" hereto, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating RIGL to issue or sell any shares of capital stock of RIGL or securities or obligations of any kind convertible or exchangeable for any shares of capital stock of RIGL, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of RIGL.

3.5 NASD Filings. RIGL has previously delivered to Shareholder copies of all reports filed by RIGL with the NASD since January 1, 1998, which constitute all reports required to be filed by RIGL with the NASD since such date. As of their respective dates, the documents and reports referred to above did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of RIGL included in such documents and reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects according to generally accepted accounting principles, the financial position of RIGL as of the date thereof and the results of its operations and its cash flows for the period then ended, in the case of the unaudited interim financial statements subject to normal year-end audit adjustments and the absence of complete footnote disclosures.

3.6 Absence of Undisclosed Liabilities. RIGL and RMS do not have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except

          a. obligations under contracts or commitments (but not liabilities for breaches thereof),

          b. liabilities or reserves reflected on the consolidated balance sheet dated July 31, 1998 (the "July 31, 1998 Balance Sheet"),

          c. liabilities which have arisen after the date of the July 31, 1998 Balance Sheet in the ordinary course of business (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit),

          d. liabilities otherwise specifically disclosed in the documents and reports described in Section 3.5 hereof, and

          e.   liabilities incurred for financings related to this Agreement.

3.7 No Material Adverse Change. Since July 31, 1998, there has been no material adverse change in the assets, financial condition, operating results, customer, distributor, employee or supplier relations or business condition of RIGL or RMS.

3.8 Compliance With Laws; Permits; Certain Operations. RIGL, RMS and their respective officers, directors, agents and employees have complied in all material respects with all applicable laws and regulations which affect the businesses or any owned or leased properties of RIGL or RMS and to which RIGL or RMS may be subject, and no claims have been filed against RIGL or RMS alleging a violation of any such laws or regulations, except as described in the documents and reports identified in Section 3.5 above. Neither RIGL nor RMS has authorized, given or agreed to give any money, gift or similar benefit (other than incidental gifts of nominal value) to any actual or potential distributor, customer, supplier, governmental employee or any other person in a position to assist or hinder RIGL or RMS in connection with any actual or proposed transaction. RIGL and RMS hold all of the material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business or the ownership or leasing of their respective properties. In particular, but without limiting the generality of the foregoing, RIGL and RMS have not in any material respect violated, or received a written notice or charge asserting any violation of, any laws pertaining to occupational health or safety or the environment (including rules and regulations thereunder).

3.9 Disclosure. Neither this Agreement nor any of the documents delivered hereunder by RIGL or RMS contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Shareholder of which any officer or director of RIGL or RMS is aware which materially affects adversely or could reasonably be anticipated to materially affect the business, including operating results, assets, customer, distributor, supplier or employee relations, or business condition, of RIGL or RMS .

                                   ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     Shareholder represents and warrants to RIGL and RMS that:

4.1 Organization and Qualification. MRS is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of MRS's Articles of Incorporation and Bylaws which have been furnished by MRS to RIGL prior to the date of this Agreement reflect all amendments made thereto and are correct and complete. MRS is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified, other than where the failure to so qualify will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of MRS.

4.2 Authority Relative to This Agreement. Shareholder has the full power and authority to execute and deliver this Agreement and to carry out its respective obligations hereunder. The execution and delivery of this Agreement by Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by Shareholder, and no other proceedings are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Shareholder and constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

4.3 Consents and Approvals; No Violation. Except as disclosed under the caption "Consents and Approvals" in the disclosure from MRS to RIGL of even date herewith (the "Disclosure Letter"), the execution, and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a default under any provision of

          a.   MRS's Articles of Incorporation or Bylaws,

          b.   any agreement, arrangement or understanding,

          c.   any license, franchise or permit, or

          d. any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of MRS's assets would be created, other than any such breaches or violations that will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of MRS. Other than in connection with or in compliance with the corporation laws of the State of Arizona, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of MRS or Shareholder to allow Shareholder to consummate the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of MRS.

4.4 Capitalization. The authorized equity capitalization of MRS consists of 100,000 shares of MRS Common Stock. As of the date hereof, 100 shares of MRS Common Stock are issued and outstanding, all of which shares are:

          a.   validly issued, fully paid and nonassessable, and

          b.   owned beneficially and of record by Shareholder.

Except as disclosed under the caption "Capitalization" in the Disclosure Letter, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating MRS to issue or sell any shares of capital stock of MRS or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of MRS, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of MRS (collectively, "MRS Options"). Other than as set forth in this Agreement (including the Exhibits hereto), Shareholder is not entitled to any preemptive, registration or other similar rights. At or prior to the Closing, all MRS Options will be repurchased, satisfied or otherwise canceled or terminated without payment of any sum, or the incurrence of any liability for future payment of any sum, by MRS. As of the Closing, RMS will own of record and beneficially the MRS Stock, free and clear of all liens, security interests or other encumbrances, Shareholder agreements or voting trusts, and there will not be outstanding any subscriptions, warrants, options or rights to which any person is or may be entitled to purchase or otherwise acquire any capital stock of MRS.

4.5 No Subsidiaries. MRS does not directly or indirectly have any material investment in any other corporation, partnership, joint venture or other business association or entity, and is not subject to any obligation or requirement to provide for or to make any investment (by loan, capital contribution or otherwise) in any entity.

4.6 Financial Statements. Shareholder has caused to be delivered to RIGL the following financial statements of MRS:

          a.   unaudited balance sheets at May 31, 1998, 1997, and 1996; and

          b. unaudited statements of income, retained earnings and cash flows for the years ended May 31, 1998, 1997 and 1996. The foregoing financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of MRS as of the dates thereof and the results of its operations and its cash flows for the periods then ended. MRS's unaudited balance sheet as of May 31, 1998 and MRS's unaudited statements of income, retained earnings and cash flows for the year ended May 31, 1998 are hereinafter collectively referred to as the "May 31, 1998 Financial Statements."

4.7 Absence of Undisclosed Liabilities. MRS does not have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except

          a. obligations under contracts or commitments described in the Disclosure Letter under the caption "Contracts", or under contracts or commitments which are not required to be disclosed thereunder (but not liabilities for breaches thereof),

          b. liabilities or reserves reflected on the balance sheet included in the May 31, 1998 Financial Statements,

          c. liabilities which have arisen after the date of the balance sheet included in the May 31, 1998 Financial Statements in the ordinary course of business (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and

          d. liabilities otherwise specifically disclosed in this Agreement or in the Disclosure Letter.

4.8 No Material Adverse Change. Since May 31, 1998, there has been no material adverse change in the financial condition, properties, business, operations, results of operations, or customer, distributor, sales representative, employee or supplier relations, of MRS.

4.9 Absence of Certain Developments. Except as set forth under the caption "Developments" in the Disclosure Letter, since May 31, 1998, MRS has not:

          a. Redeemed or purchased, directly or indirectly, any shares of its capital stock, or declared or paid any dividends or distributions with respect to any shares of its capital stock.

          b. Other than upon the repurchase or other satisfaction of MRS Options pursuant to Section 4.4, issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities.

          c. Borrowed any amount or incurred or become subject to any material liability, except current liabilities incurred in the ordinary course of business.

          d. Discharged or satisfied any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business.

          e. Mortgaged, pledged or subjected to any lien, charge or other encumbrance, any of its assets with a fair market value in excess of $10,000 in the aggregate, except liens for current property taxes not yet due and payable.

          f. Sold, assigned or transferred (including without limitation transfers to any employees, Shareholder or affiliates of MRS) any tangible assets in excess of $10,000 in the aggregate, except in the ordinary course of business, or canceled any debts or claims in excess of $10,000 in the aggregate.

          g. Sold, assigned or transferred (including without limitation transfers to any employees, Shareholder or affiliates of MRS) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except in the ordinary course of business, or disclosed any proprietary confidential information to any person other than RIGL or RMS or employees or agents of MRS.

          h. Suffered any extraordinary loss or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice.

          i. Taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in Section 4.21), in each case involving in excess of $10,000 in the aggregate.

          j. Suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance.

          k. Other than in the ordinary course of business and consistent with past practice, made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee who earns more than $25,000 per year, group of employees or consultant, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement.

          l. Paid, accrued or agreed to pay in the future any sum under MRS's profit-sharing plan.

          m. Made any capital expenditures or commitments therefor that in the aggregate exceeded $50,000.

          n. Made any loans or advances to, or guarantees for the benefit of, any persons that in the aggregate exceeded $10,000.

          o. Made charitable contributions or pledges which in the aggregate exceeded $10,000.

4.10 Title to Properties. MRS owns good and marketable title to each of the tangible properties and tangible assets reflected on the balance sheet included in the May 31, 1998 Financial Statements or acquired since the date thereof, free and clear of all liens and encumbrances, except for

          a.   liens for current taxes not yet due and payable,

          b. liens set forth under the caption "Real Estate" in the Disclosure Letter, and

          C. the properties subject to the leases set forth under the caption "Leases" in the Disclosure Letter.


4.11 Accounts Receivable. MRS's notes and accounts receivable recorded on the balance sheet included in the May 31, 1998 Financial Statements and those arising since the date thereof are valid receivables and are collectible in accordance with their terms, net of the reserves recorded on such balance sheet or thereafter, subject to no valid counterclaims or setoffs. All reserves for notes and accounts receivable are established in accordance with generally accepted accounting principles applied consistently with prior periods.

4.12 Inventories. Except as set forth under the caption "Inventory" in the Disclosure Letter, the inventories of MRS recorded on the balance sheet included in the May 31, 1998 Financial Statements, and the inventory created or purchased since the date thereof, consists of a quantity and quality usable and salable in the ordinary course of business, net of the reserves recorded on the balance sheet or thereafter, is not slow-moving as determined in accordance with past practices, obsolete or damaged, and is not defective.
All reserves for inventory were established in accordance with generally accepted accounting principles applied consistently with prior periods.

4.13 Tax Matters. Except as set forth under the caption "Tax Matters" in the Disclosure Letter, MRS has filed all federal, foreign, state, county and local income, excise, property, sales and other tax returns which are required to be filed by it, and all such returns are true and correct in all material respects; all taxes due and payable by MRS have been paid; the liability for taxes on the balance sheet included in the May 31, 1998 Financial Statements fully reflects MRS's obligations for taxes as of such date, and MRS's provisions for taxes in such balance sheet are sufficient for all accrued and unpaid taxes as of the date of such balance sheet; MRS has paid all taxes due and payable or which it is obligated to withhold from amounts owing to any employee, creditor, independent contractor, Shareholder or other third party; MRS has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; and there are no unresolved questions or claims concerning the tax liability of MRS. MRS has not made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). No claim has ever been made by an authority in a jurisdiction where MRS does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of MRS that arose in connection with any failure (or alleged failure) to pay any tax. MRS has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Section 6662.

4.14     Contracts and Commitments.

          a. Except as set forth under the caption "Contracts" in the Disclosure Letter, MRS is not a party to any (i) collective bargaining agreement or contract with any labor union,
               (ii)bonus, pension, profit sharing, retirement, or other form of deferred compensation plan, (iii) hospitalization insurance or similar plan or practice, whether formal or informal, (iv) contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis or relative to severance pay for any such person, (v) agreement or indenture relating to the borrowing of money in excess of $10,000 or to mortgaging, pledging or otherwise placing a lien on any of the assets of MRS, (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection, (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, with aggregate remaining rental payments in excess of $10,000, (viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $25,000, (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $25,000, (x) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, other than contracts terminable by it on thirty days' or less notice without penalty or involving less than $25,000, (xi) contract which prohibits MRS from freely engaging in business anywhere in the world, (xii) sales representative or distribution agreement, or any other contract relating to the sale or distribution of MRS's products, (xiii) contract, agreement or understanding with any Insider, (xiv) license agreement or other agreement providing for the payment or receipt of royalties or other compensation by or to MRS, or (xv) other agreement material to MRS's business or not entered into in the ordinary course of business.

          b. Except as specifically disclosed under the caption "Contracts" in the Disclosure Letter, (i) to the knowledge of Shareholder, no contract or commitment required to be disclosed under such caption has been breached or canceled by the other party , (ii) since May 31, 1998, no customer or supplier has notified MRS that it will stop or materially decrease the rate of business done with MRS, except for changes in the ordinary course of MRS's business, (iii) MRS has performed in all material respects all obligations required to be performed by it in connection with the contracts or commitments required to be disclosed under such caption and is not in receipt of any written claim of default under any contract or commitment required to be disclosed under such caption, and (iv) MRS has no present expectation or intention of not fully performing any obligation pursuant to any contract or commitment set forth under such caption.

          c. Prior to the date of this Agreement, RIGL has been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to under the caption "Contracts" in the Disclosure Letter, together with all amendments, waivers or other changes thereto.

4.15     Proprietary Rights.

          a. Except as set forth under the caption "Proprietary Rights" in the Disclosure Letter, there are no patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other proprietary rights owned by MRS or necessary to the conduct of MRS's business as now conducted. MRS owns and possesses all rights, titles and interest, or a valid license, in and to the proprietary rights set forth under such caption.

          b. The Disclosure Letter describes under such caption all proprietary rights which have been licensed to third parties and those proprietary rights which are licensed from third parties. MRS has taken all necessary action to protect the proprietary rights set forth under such caption. MRS has not received any written notice of, nor is Shareholder aware of any facts which indicate a probable likelihood of, any infringement, misappropriation, or conflict from any third party with respect to MRS's proprietary rights; MRS has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties, nor is Shareholder aware of any infringement, misappropriation or conflict which will occur in the continued operation of MRS; and no written claim by any third party contesting the validity of any proprietary rights listed under such caption has been made, is currently outstanding, or, to the knowledge of Shareholder, is threatened.

4.16 Litigation. Except as set forth under the caption "Litigation" in the Disclosure Letter, there are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of Shareholder, threatened against MRS, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no material basis known to Shareholder for any of the foregoing.

4.17 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of MRS or Shareholder.

4.18 Employment Matters. MRS has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. MRS has no material labor relations problems pending, its labor relations are satisfactory and no key executive employee of MRS and no group of MRS's employees has notified MRS of any plans to terminate his or its employment.

4.19     Employee Benefit Plans.

          a. With respect to all employees and former employees of MRS, except as set forth under the caption "Employee Benefits" in the Disclosure Letter, MRS does not presently maintain, contribute to or have any liability (including current or potential multi-employer plan withdrawal liability) under any
               (i) non-qualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) qualified defined contribution retirement plan or arrangement which is an employee pension benefit plan, (iii) qualified defined benefit pension plan or arrangement which is an employee pension benefit plan, (iv) "multi-employer plan" as such term is defined in Section 3(37) of ERISA, (v) unfunded or funded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, (vi) profit-sharing or other similar plan, or (vii) any other employee welfare benefit plan.

          b. With respect to each of the employee benefit plans listed in the Disclosure Letter, Shareholder has furnished to RIGL true and complete copies of (i) the plan documents and summary plan description, (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the latest actuarial valuation, (iv) the latest financial statement, (v) the last Form 5500 Annual Report, and (vi) all related trust agreements, insurance contracts or other funding agreements which implement such employee benefit plan. Neither MRS nor any of its directors, officers, employees or any other "fiduciary," as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

          c. With respect to the insurance contracts or funding agreements which implement any of the employee benefit plans listed in the Disclosure Letter, such insurance contracts or funding agreements are fully insured or the reserves under such contracts are sufficient to pay claims incurred.

4.20 Insurance. The Disclosure Letter, under the caption "Insurance," lists and briefly describes each insurance policy maintained by MRS with respect to its properties and assets and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and MRS is not in default in any material respect with respect to its obligations under any of such insurance policies. The insurance coverage of MRS is customary for corporations of similar size engaged in similar lines of businesses.

4.21 Affiliate Transactions. Except as set forth under the caption "Affiliate Transactions" in the Disclosure Letter, no holder of 5% or more of any class of stock of MRS, officer or director of MRS or, to Shareholder's knowledge, any member of the immediate family of Shareholder, officer or director, or, to Shareholder's knowledge, any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), has any agreement with MRS (other than at-will employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of MRS. For purposes of the preceding sentence, the members of the immediate family of Shareholder, officer or director consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of Shareholder, officer or director.

4.22 Customers and Suppliers. The Disclosure Letter, under the caption "Customers and Suppliers," lists the 10 largest customers and 10 largest suppliers of MRS for 1997, and sets forth opposite the name of each such customer and supplier the approximate percentage of net sales or purchases, as the case may be, attributable to such customer or supplier. The Disclosure Letter also sets forth the forecast of the 10 largest customers and suppliers for 1998.

4.23 Officers and Directors; Bank Accounts. The Disclosure Letter, under the caption "Officers and Directors," lists all officers and directors of MRS, all of MRS's bank accounts, and each authorized signer on such accounts.

4.24 Compliance with Laws; Permits; Certain Operations. MRS and its officers, directors, agents and employees have complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of MRS and to which MRS may be subject, and no claims have been filed against MRS alleging a violation of any such laws or regulations, except as set forth in the Disclosure Letter under the caption "Compliance." MRS has not authorized, given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential distributor, customer, supplier, governmental employee or any other person in a position to assist or hinder MRS in connection with any actual or proposed transaction. MRS holds all of the material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conducts of its business or the ownership or leasing of its property. In particular, but without limiting the generality of the foregoing, MRS has not in any material respect violated, or received a written notice or charge asserting any violation of, any laws pertaining to occupational health or safety or the environment (including rules and regulations thereunder).

4.25 Disclosure. Neither this Agreement, nor any other documents delivered hereunder by Shareholder nor the Disclosure Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to RIGL of which Shareholder are aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer, distributor, supplier or employee relations, and business operations, of MRS.

                                    ARTICLE V
CONDUCT OF BUSINESS PRIOR TO THE CLOSING

5.1 Conduct of Business Prior to the Closing. Prior to the Closing, unless RIGL and RMS have otherwise consented (such consent shall not be withheld unreasonably), or as otherwise provided herein, Shareholder shall cause MRS to take the following actions:

          a. MRS shall continue to conduct operations in the ordinary and usual course of business, and maintain its facilities in their current condition.

          b. MRS shall refrain from: (A) issuing, selling, pledging, disposing of or encumbering (i) any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, or
               (ii) any of its assets, except in the ordinary course of business; (B) amending or proposing to amend its Articles of Incorporation or Bylaws; (C) splitting, combining or reclassifying any outstanding shares of MRS's Common Stock, or declaring or paying any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of MRS's Common Stock; (D) redeeming, purchasing or acquiring or offering to acquire any shares of MRS's Common Stock; (E) acquiring (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (F) incurring any indebtedness for borrowed money or issuing any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; (G) making any payment under Promissory Notes to any employee of MRS, or (H) entering into or proposing to enter into or modifying or proposing to modify in any material respect any material agreement, arrangement or understanding with respect to any of the matters set forth in this Section 5.1(b).

          c. Except in the ordinary course and consistent with past practice, MRS shall refrain from entering into or modifying any employment, severance or similar agreements or arrangements with, or granting any bonuses, salary increases, severance or termination pay to, any officers, directors, employees or consultants.

          d. Except as required by law, MRS shall refrain from adopting or amending any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any director.

          e. MRS will use its best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

          f. MRS shall use its reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; confer on a regular and frequent basis with representatives of RIGL and report operational matters and the general status of ongoing operations to RIGL; refrain from taking any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at, or at any time prior to, the Closing Date; after discovery by MRS, notify RIGL of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings known to MRS (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of MRS or Shareholder's ability to consummate the transactions contemplated by this Agreement; and notify RIGL if any Shareholder discovers that any representation or warranty made by any of them in this Agreement was when made, or has subsequently become, untrue in any material respect.

                                     ARTICLE VI
ADDITIONAL AGREEMENTS

6.1 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary filings.

6.2 Notification of Certain Matters. Each party will give prompt written notice to the others of (a) the occurrence or failure to occur of any event, which occurrence or failure has caused, will cause or is likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate in any material respect at, or at any time prior to, the Closing Date, and (b) any material failure of such party, or any officer, director, Shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

6.3 Director and Officer Indemnification; Liability Insurance. RIGL agrees that it will cause MRS to maintain in effect, for a period of at least two years following the Closing Date, the rights to indemnification existing as of the Closing Date under MRS's Bylaws in favor of its directors and officers and, for a period of two years following the Closing Date, liability insurance for MRS's officers and directors substantially equivalent to that maintained by RIGL for its officers and directors. Any determination required to be made with respect to whether an indemnified party's conduct complies with the standards set forth under the Bylaws or applicable liability insurance policies will be made by independent counsel selected by RIGL and reasonably satisfactory to such indemnified party.

6.4 Access to Information; Confidentiality. At all times from the date hereof to the Closing Date: (a) RIGL and RMS shall each afford the officers, employees, accountants, counsel and other representatives of Shareholder access to all of the properties, books, contracts, commitments and records of RIGL and RMS; and (b) Shareholder shall cause MRS to afford the officers, employees, accountants, counsel and other representatives of RIGL and RMS access to all of the properties, books, contracts, commitments and records of MRS. Further, at all times from the date hereof to the Closing Date, RIGL and RMS on the one hand, and Shareholder and MRS on the other hand, shall promptly furnish to the other (i) a copy of each report, schedule, registration statement or other document filed or received by it during such period pursuant to the requirements of applicable securities laws, and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party and will not use such information other than to evaluate the other party in conjunction with the transactions contemplated by this Agreement. Additionally, in the event of termination of this Agreement for any reason, each party (x) will promptly return all nonpublic documents obtained from the other party, and (y) will refrain from the use or disclosure of any such confidential information provided hereunder. Subject to the limitations above, in the event of a termination of this Agreement for any reason, nothing in this Section 6.4 will preclude a party from developing or offering products or services competitive with those of the other parties.

                                   ARTICLE VII
CLOSING

7.1 Conditions of Each Party to Effect the Closing. The respective obligations of each party to perform at the Closing shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          a. Shareholder, RIGL and RMS shall have obtained all consents and approvals necessary to the consummation of this Agreement and the transactions contemplated hereby.

          b. There shall be no action, proceeding or pending or actual litigation to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement.

          c. No party hereto will have terminated this Agreement as permitted herein.

7.2 Additional Conditions to Obligations of Shareholder. Shareholder's respective obligation to perform at the Closing is also subject to satisfaction of the following condition: The representations and warranties of RIGL and RMS set forth in ARTICLE III will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date, and each of RIGL and RMS will in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

7.3 Additional Conditions to Obligations of RIGL and RMS. RIGL's and RMS's obligations to perform at the Closing are also subject to satisfactions of each of the following conditions:

          a. Each of the representations and warranties of Shareholder contained in this Agreement will be true and correct as of the Closing Date as if made at and as of the Closing Date, and Shareholder will in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Closing.

          b. There will have been no material adverse change in the financial condition, liabilities, operating results, business prospects, assets, or employee, customer, licensor or supplier relations of MRS, and there will have been no damage, destruction or loss, individually or in the aggregate, which materially and adversely affects the properties, assets or business of MRS (whether or not covered by insurance).


                                    ARTICLE VIII
MISCELLANEOUS

8.1 Publicity. All press releases and other public announcements regarding this Agreement and the transactions contemplated hereby will be approved by RIGL and MRS, unless otherwise required by law, in which event each party will use best efforts to enable the other party to review, prior to dissemination, the form and substance of such announcements.

8.2 Entire Agreement; Amendments; Further Assurances. This Agreement, including any documents delivered hereunder or ancillary hereto, constitutes the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior agreements or understandings of the parties. This Agreement may only be amended by a writing signed by all of the parties hereto, but any party hereto can waive any right, condition or agreement of which it is entitled to avail itself, but any such waiver will apply only to the circumstances involved and only if it is in writing. Each party agrees to execute and deliver any other documents and take any other actions necessary to carry out the terms of this Agreement and to consummate the transactions contemplated herein.

8.3 Successors. Neither this Agreement nor any right, remedy, obligation or liability hereunder may be assigned by any party without the prior written consent of the other parties, except that the rights and obligations of any party who is an individual may pass to his estate upon his death. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or if delivered by facsimile (in the latter case, with a copy delivered by first class mail as described below), the next business day if by express mail (overnight delivery) or three days after being sent by registered or certified mail, return receipt requested, postage prepaid, if to RIGL or RMS, at RMS's principal executive offices at 4840 E. Jasmine Street, Suite 105, Mesa, Arizona, 85205, Attention William D. O'Neal, Esq., facsimile: (602) 906-1914 (with a copy to Cairns, Dworkin & Chambers, P.C., 3900 E. Mexico Avenue, Suite 1300, Denver, Colorado 80210, Attention: Bradford J. Lam, Esq., facsimile:
(303) 584-0995), if to MRS, or Shareholder at Medical Resource Systems, 2222
S. Dobson Road, Suite 1100, Mesa, Arizona 85202, Attention: Joel Patterson, facsimile (602) 839-4182, or at such other address for a party as shall be specified by notice hereunder.

8.5 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to conflict of law principles; provided, however, that all matters pertaining exclusively to the corporate governance of a party will be governed by the laws of the state or province of its incorporation. In the event that any provision hereof is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement, the remaining provisions shall be construed to preserve the intent and purposes of this Agreement and the parties will negotiate in good faith to modify the provision, covenant, term or restriction held to be invalid, void or illegal to preserve each party's anticipated benefits under this Agreement.

8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

8.7 Interpretation. This Agreement has been prepared and negotiations in connection herewith have been carried on by the joint efforts of the parties hereto and their respective counsel. This Agreement is to be construed fairly and not strictly for or against any of the parties hereto. The Articles and Section headings contained in this Agreement are for convenience of reference only, and shall not effect the meaning or interpretation of any provision hereof. As used in this Agreement, the masculine, feminine and neuter genders will be deemed to include the others if the context requires.

8.8 Disclosure Generally. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein. The inclusion of any information in any written disclosure provided hereunder shall not be deemed to be an admission or acknowledgment by a party, in and of itself, that such information is material to or outside of the ordinary course of the business of such party. Any written information provided by RIGL hereunder shall be divided into paragraphs corresponding to the sections of this Agreement. RIGL's written information shall constitute disclosure for purposes of all other paragraphs thereof.

8.9     Survival of Representations and Warranties.   The representations and
warranties of the parties shall survive the Closing for a period of 12 months from the Closing Date.

8.10 Fees and Expenses. The parties shall bear their own fees and expenses in connection with this Agreement.

DATED on September 1, 1998.

RIGL CORPORATION, a Nevada corporation

By: _____/s/__________________________________
    Kevin Jones
    Its:  President


RIGL MEDICAL SYSTEMS, INC., a Nevada corporation

By: _____/s/__________________________________
    Kevin L. Jones
    Its:  President


MEDICAL RESOURCE SYSTEMS, INC., an Arizona corporation


By: _____/s/__________________________________
    Joel F. Patterson
    Its:  President


SHAREHOLDER


By: _____/s/__________________________________
    Joel F. Patterson



By: _____/s/__________________________________
    Maria O. Patterson


EXHIBIT "B"


RIGL Warrants and Options

     Effective October 22, 1997 warrants were issued to existing stockholders to acquire 2,598,170 preferred shares at a price of $2.00 per share and 750,000 common shares at a price of $2.30 per share. The warrants expire on October 30, 1999. The Company granted certain of its executive officers and other individuals options to purchase shares of the Company's common stock. At June 30, 1998 options to purchase 1,112,974 shares of common stock were outstanding.